RIDER TO LEASE, DATED JANUARY 29 1993, BETWEEN G.A.J.  ASSOCIATES,  AS LANDLORD.
AND         REDSTONE         SECURITIES,          INC.         AS         TENANT
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            37.  Tenant  covenants  and agrees to pay to Landlord as annual base rent the following sums in equal monthly installments in advance on the first day of each month during said term payable during each of said years as follows:

(1) April 1, 1993 through May 31, 1994--$63,767.76 in monthly installments of $4,554.84

(ii) June 1, 1994 through May 31, 1995--$56,844.36 in monthly installments of $4,737.03

(iii) June 1, 1995 through May 31, 1996--$59,118.24 in monthly installments of $4,926.52

                       (iv) June 1, 1996  through May 31, 1997  --$61,482.96  in
                       monthly installments of $5,123.58 (v) June 1, 1997 through May 31, 1998 -- $63,942.24 in monthly installments of $5,328.52 at the office of the Landlord (101 Fairchild Avenue, Plainview, New York, 11803) or such other place as Landlord may designate in writing without offset or deduction whatsoever.

38.                  USE OF PREMISES
                     ---------------

Tenant shall use the premises as an office to engage in the business of securities investment banking arid financial consulting, other purpose. Notwithstanding the foregoing, the Tenant shall never permit the use, storage, sale, transfer, etc. of the following products and/or substances. foods, food oils, oils, soaps, chemical liquids or powders, gase medical equipment or medical supplies of any kind, waste materials of any kind, gasoline or petroleum products of any kind, heavy equipment, toxic or hazardous materials (as defined by OSHA) and/or waste of any kind, products or materials which shall cause any kind of odor and/or malodor to penetrate the air, fertilizers or-similar products, paints or inks of any kind, perfumes or fragrances of any kind, lotions or other liquids or powders used in barber shops and/or beauty shops, foods, flowers, raw materials, photographic developing materials and/or any other product or material which shall create a nuisance or require the Landlord to take affirmative action to make the premises suitable for said use.

Tenant covenants and agrees to indemnify and save harmless, Landlord and any fee owner and any mortgagee and any lessor under any ground or underlying lease, and their respective contractors, agents and employees, licensees and invitees, from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, clean--up costs, judgments, costs, interests and expenses termination of the lease of real property by reason of destruction or untenantability of the premises demised thereunder caused by fire or other casualty and agrees that the provisions of this paragraph 40 shall govern and control in lieu of any such provisions of law.

                 41.    SECURITY AGREEMENTS
                        -------------------

                 A. Tenant covenants and agrees thatno security agreement, whether by way of conditional bill of sale, chattel mortgage or instrument of similar import, shall be placed upon any improvement made by Tenant which is affixed to the realty.

                 B. In the event that any of the machinery, fixtures, furniture and equipment installed by Tenant in the demised premises are purchased or acquired by Tenant subject to a chattel conditional sale agreement or other title retention or security agreement, Tenant undertakes and agrees: (I) that no such chattel mortgage, conditional sale agreement or other title retention or security agreement or Uniform Commercial Code filing statement shall be permitted to be filed as a lien against the building and real property, of which the demised premises for a part, and (ii) to cause to be inserted in any of the above--entitled title retention, chattel mortgage or security agreements the following provision:

                                  Notwithstanding anything to the contrary herein, this chattel mortgage, conditional sale agree-- ment, title retention agreement or security agreement shall not create or. be filed as a lien against the land, building and improvements compromising the real property in which the good, machinery, equipment, appliance or other personal property covered hereby are to be located or installed.

                 C. If any such lien or UCC filing statement, based on an agreement as above-described, is filed the building and improvements, of which the demised premises form a part, Tenant will, upon ten (10) days prior written notice thereof from Landlord, cause such lien or notice to be removed or discharged at Tenant's cost and expense and Tenant's failure to do so shall constitute a breach of a material provision of this lease.

                  42.     INTENTIONALLY LEFT BLANK

                  43.     INSURANCE

                 Tenant shall maintain commercial general liability insurance for not less than One Million ($1,000,000.00) Dollars per occurrence and One Million ($1,000,000.00) Dollars general aggregate, combined single limits of bodily injury and property damage. These limits which may create or be the foundation for any lien upon the reversion of Landlord, the premises herein demised are Landlord's building and improvements; it being agreed that should Tenant cause any alterations, changes, additions, improvements or repairs to be made to the demised premises, or a material furnished or labor performed therein or thereon, neither Landlord nor the demised premises shall, under any circumstances be liable for the payment of any material furnished to the demised premises or any part thereof; but all such alterations, changes, additions, improvements and repairs and materials and labor shall be at Tenant's expense, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen furnishing labor and material to said premises and building, Or any part thereof for or on behalf of Tenant.

                 B. Tenant shall not suffer or permit any mechanic's liens to be filed against the fee ownership of the demised premises nor against Tenant's leasehold interest in said premises by reason of work, labor, services and materials supplied or claimed to have been supplied to Tenant or to any occupant of the demised premises. If any such mechanic's lien shall at any time be filed against the demised premises or the building or improvements thereon, Tenant shall, at its own cost and expense, cause the same to be canceled and discharged of record by surety bond or appropriate cash deposit within ten (10) days after the date of filing the same and notice thereof to Tenant, and Tenant shall indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages resulting therefrom or by reason thereof, including but not limited to, the cost of reasonable attorneys fees.

                 C. Tenant shall also defend on behalf of Landlord, at Tenant's sole cost and expense, any action, suit or proceedings which may be brought thereon or for the enforcement of such liens or orders, and Tenant shall pay any damages and satisfy and discharge any judgment entered thereon and save harmless Landlord from any claim or damage resulting therefrom, including reasonable attorney's fees.

                 D. If Tenant shall fail to discharge such mechanic's liens within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to discharge the same either by paying the amount of claim to be due or by procuring the discharge of such lien by deposit in court or bonding and, in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic's liens by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

E. Any amount paid by Landlord for any of the aforesaid charges and all reasonable legal and other expenses of Landlord, including reasonable counsel fees, in defending any such action, or in or about procuring the discharge of said lien, with all necessary disbursements in connection therewith, with interest thereon at the rate of 9% per annum from the date of payment, shall be repaid within a period of ten (10) days after written demand theref or by Landlord to Tenant and may be treated as additional rent payable within the next installments of annual basic rent.

F. Prior to the commencement of any work in the demised premises by the general contractor employed by Tenant or by any subcontractors employed by such general contractor, Tenant shall: (i) furnish Landlord with Tenant's written statement setting forth the name and business address of Tenant's general contractors; and
(ii) obtain and furnish to Landlord a written list of all sub--contractors employed or to be employed by Tenant's general contractor and certified by the general contractor.

45.    RIGHT TO ENTRY

A. Tenant shall permit Landlord to erect, use and maintain or repair pipes, cables, conduits, plumbing, vents and wiring, in, to and through the demised premises as to the extent that the Landlord may now or hereafter deem to be reasonably necessary or appropriate for the proper operation or maintenance of the building of which the demised premises are a part. All such work shall be done so far as practicable, in such manner as to avoid disruption of Tenant's use of the demised premises. Landlord shall give prior notice to Tenant of such entry, except under circumstances constituting an emergency. Tenant shall not be responsible to restore the premises on account of Landlord's work.

B. Landlord, or its agents or designees, shall have the right to enter the demised premises during business hours f or the purpose of making such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this lease. Landlord shall be allowed to take all materials into and upon the demised premises that may be required or for repairs or alterations, without constituting an eviction of Tenant in whole or in part. Landlord shall also have the right to enter the demised premises at such time as such entry may be required by circumstances of emergency effecting the demised premises of the building containing the same.

In addition, Landlord, or its agents or designees, shall have the right to enter the demised premises during the business hours for the purpose of inspecting the general conditions and state of repair of the premises and the showing of the premises to any prospective purchaser or tenant.

C. The rights granted to Landlord by the terms of this paragraph shall be deemed supplemental to the provisions set forth in this lease

               D. The foregoing shall not be deemed to impose upon Landlord any obligation for the furnishing of any service, maintenance repair, or other obligation other than as specifically set forth in this lease.

               46.    SUSPENSION OF SERVICES
                      ----------------------

               Anything to this lease to the contrary notwithstanding, Landlord reserves the right to suspend the services of any utilities, when necessary, by reason of accident, or repairs, alterations or improvements, necessary to be made in the demised premises, until such repairs, alterations or improvements shall have been completed, and Landlord shall have no responsibility or liability for such suspension of services provided.Landlord proceeds with diligence and continuity to complete such repairs, alterations or improvements and uses its best efforts to restore such services and soon as practicable. The foregoing shall not be deemed to impose upon Landlord any obligation for the furnishing of any service, maintenance or repair other than as specifically set forth in this lease.

               47.    CLEANING. REFUSE AND DELIVERIES
                      -------------------------------

               A. The demised premises shall be kept clean by Tenant at its own cost and expense and Tenant shall comply with the requirements of all governmental authorities having jurisdiction therein, including but not limited to pests control.

               B. Tenant, at its own cost and expense shall arrange for the removal of Tenant's refuse and rubbish, which shall be kept in covered containers, from the demised premises and shall comply with all reasonable rules and regulations of Landlord with respect thereto. Landlord shall not be required to furnish any services or equipment for the removal of such refuse and rubbish.

C. Tenant, at its own cost and expense, shall maintain exterminating and pest control services in the demised premises to prevent the occurrence of any vermin of any kind or description in or about the demised premises.

               48. SIGNS Tenant shall not place any sign(s) on the outside of the building or in the windows of the demised premises which may be seen from the outside of the building. Interior signs, including but not limited to door signs, shall be affixed in accordance with Landlord's written specifications. Landlord shall have the option of supplying such sign at tentant's cost and expense.

               49.    ADJUSTMENT OF RENT FOR INCREASES IN REAL ESTATE TAXES
                      -----------------------------------------------------

               For the purposes of this lease, it is understood and agreed that the term "real estate taxes" shall Include but not be limited to the following taxes: city, school, county, water meter chargesand sewer charges, town, village and any other taxes by whatever name given by a governmental or municipal entity, upon the land, building and improvements.

               B. Prorated from the time Tenant takes occupancy under the lease, Tenant agrees to pay to Landlord as additional rent during each lease year and during any renewal period of such lease (if applicable) Tenant's proportionate share (as defined in paragraph 85, infra) of all increases in real estate taxes (as defined in paragraph A above) on the land, building and improvements (of which the demised premises are a part) over and above the base rent as set forth in paragraph 37 of this rider to lease, whether such increase in real estate taxes shall be oOcasioned by an increase in assessed evaluation or an increase in tax rate, or both or for any other reason.

               Such additional rent shall be payable by Tenant] to Landlord during the real estate tax year in which the first installment of such increased real estate taxes becomes due and payable to such governmental authority, notwithstanding that the real estate tax year may be a fiscal year which does not coincide with the calendar lease year in which such taxes shall first become available. The taxes shall be due and payable within five (5) days after written demand theref or by Landlord. If available, a tax bill of the appropriate governmental agency or body (which will be exhibited on request) shall be sufficient evidence of the amount of the taxes and for determination of the amount to be paid by Tenant.

               C. Landlord's basic real estate tax liability for purposes of determining an increase in any such taxes, shall be a sum equal to the real estate taxes fixed by the aforementioned taxing authorities and applicable to the realty during the tax year:

               school taxes 1992/93, town taxes 1993, and other taxes 1993 and any increases in taxes shall refer to such tax years which are increases over and above the such taxes for said years.

               D. If the term of this lease shall end or terminate on a date other than the last day of the real estate tax or fiscal year, the additional rent, if any, payable by Tenant pursuant to the provisions of this lease, shall be apportioned as of said date of termination of this lease. Tenant's obligation to make such payment and Landlord's obligation to refund any overpayment shall survive the termination of this lease.

               50.    INTENTIONALLY LEFT BLANK.

               51.    REPAIRS

              A. Throughout the term of this Lease, Tenant shall take good care of the demised premises and fixtures and appurtenances therein, all at Tenantts sole cost and expense and shall make all non--structural repairs thereto, as and when needed to preserve the premises ingood condition, reasonable wear and tear and damage by fire or other casualty accepted (see also, paragraph 53, infra).

              B. Throughout the term of this Lease, Landlord shall make all structural repairs to the roof, exterior walls and foundation and structural components of the building of which the demised premises form a part, unless the repairs are made necessary by reason of some act or omission to act of the Tenant, its agent, servants, employees, or invitees, in which event, the Landlord would make such repairs and bill Tenant as additional rent for the cost thereof.

              52.    INTENTIONALLY LEFT BLANK

              53.    INSTALLATION AND MAINTENANCE OF HVAC UNIT
                     -----------------------------------------

              Tenant shall maintain and service the HVAC unit servicing Tenant's premises throughout the term of this lease, at its sole cost and expense. Tenant shall pay directly to the company providing the service and maintenance the cost of same. Provided Tenant has a written service contract for the service and maintenance of HVAC for the term of this lease (or a renewable contract, providing evidence of renewal to the Landlord), Landlord shall be responsible for replacement of the HVAC unit when its useable life has been exhausted and maintenance and service of same is no longer practical. If, however, Tenant shall fail to obtain a service contract and to maintain the HVAC unit properly, Tenant shall be responsible for the replacement of said unit as provided herein.

              54.    ASSIGNMENT OR SUBLETTING
                     ------------------------

              Without the prior written consent of the Landlord, this lease may not be assigned nor may the premises be sublet in whole or in part. Landlord agrees that it will not unreasonably withhold or delay its consent to an assignment or sublease but in determining reasonableness, there shall be taken into account: (a) the character and reputation of the proposed assignee or subtenant;
              (b) the specific nature of the proposed assignee or subtenant's business; (c) the financial standing of the proposed assignee or subtenant; (d) the impact of all of the foregoing upon the other tenants of the Landlord in this Building and any adjoining building and the impact of all of the foregoing upon the integrity of the building as a whole.

A. In the event of any assignment where the Tenant shall receive a fee or other compensation for same, Landlord shall receive fifty (50%) percent of such fee or compensation. In the event of any subletting where the Basic Annual Rental and Additional Rental reserved in the sublease shall exceed the Basic Annual Rent and Additional Rent payable hereunder, Tenant shall pay to the Landlord fifty (50%) percent of the difference between the Basic Annual Rental and Additional Rental reserved in this lease. The said sums